Exhibit 3.10
BY-LAWS
OF
GARDEN CITY MEDICAL INC.
ARTICLE I
STOCKHOLDERS
     Sec. 1. PLACE OF HOLDING MEETING. All meetings of the stockholders shall be held in the principal office of the company in the State of New Jersey, or at such other place whether inside or outside the State of New Jersey, as may be designated from time to time by the directors and stated in the notice of the meeting.
     Sec. 2. VOTING. Stockholders shall be entitled to vote at meetings either in person or by proxy appointed by an instrument in writing subscribed by the stockholder or by his, her or its duly authorized attorney. Subject to the provisions of Article V, Section 3, of these By-Laws, each stockholder shall be entitled to one vote for each share of voting common stock registered in his, her or its name on the books of the company.
     Sec. 3. QUORUM. The presence of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast shall constitute a quorum at such meeting, whether such stockholders be present in person or represented by proxy.
     Sec. 4. ADJOURNMENT OF MEETINGS. If less than a quorum shall be present or represented at the time for which the meeting shall have been called, the meeting may, after the lapse of at least half an hour, be adjourned from time to time by a majority vote of the stockholders present or represented, for a period not exceeding one month at any one time, without any notice other than by announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned, in like manner, for such time, or upon such call as may be determined by vote. At any adjourned meeting at which a quorum shall attend any business may be transacted which might have been transacted if the meeting had been held as originally called.
     Sec. 5. ANNUAL ELECTION OF DIRECTORS. The annual meeting of stockholders for the election of directors and the transaction of other business shall be held on the fourth Thursday in April of each year at 11:00 o’clock A.M. or such other date and time as the Board of Directors may fix. If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders shall elect a Board of Directors, and they may transact such other corporate business as may properly come before the meeting.
     Sec. 6. NOTICE OF ANNUAL OR SPECIAL MEETING. Written notice of the time and place of the annual or special meeting of stockholders shall be given not less than 10, nor more than 60 days prior to the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting.
     Sec. 7. SPECIAL MEETINGS; HOW CALLED. Special meetings of the stockholders may be called by the President by having the Secretary mail a notice to each stockholder entitled to vote at such meeting at his, her or its address, as the same appears on the records of the company. The Secretary shall call a special meeting of stockholders in the manner heretofore stated if such a meeting shall be requested in writing by stockholders owning at least a majority of the shares entitled to vote at such meeting.
     Sec. 8. WRITTEN NOTICE OF BUSINESS TO BE TRANSACTED. Written notice of the purpose or purposes of the annual or special meeting of stockholders shall be given not less than 10, nor more than 60 days prior to the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting.
     Sec. 9. ACTION WITHOUT STOCKHOLDER MEETING. Annual and special meetings of the stockholders may be dispensed with, and any action requiring stockholder approval may be accomplished by the execution of a written consent in lieu of such meeting signed by all stockholders who would have been entitled to vote upon such action if the meeting had been held on the date that the last consenting stockholder signs the written consent.
ARTICLE II
DIRECTORS
     Sec. 1. NUMBER; QUALIFICATION; TENURE; QUORUM. The business and affairs of the company shall be managed by its Board of Directors. There shall be one (1) director who shall hold office for one year and until their successors are elected and qualified in his or her stead. The number of directors may be increased and decreased from time to time by amendment of this provision of the By-Laws. A majority of the directors in office shall constitute a quorum for the transaction of business.
     Sec. 2. VACANCIES; NEWLY CREATED DIRECTORSHIPS. Any directorship not filled at the annual meeting, any directorship to be filled by reason of an increase in the number of directors, and any vacancy however caused occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board.
     Sec. 3. ELECTION OF OFFICERS. The Board shall elect a President, a Secretary and a Treasurer; and may elect a Vice President, additional Vice Presidents, an Assistant Secretary, an Assistant Treasurer, and such other officers as the Board may determine.

Any two or more offices may be held by the same person. Such officers shall hold office at the pleasure of the Board of Directors, and may be removed at any time by the Board with or without cause, such removal to be without prejudice to the officer’s contract rights, if any. Directors may serve as officers of the company and may enter employment contracts with the company, if such contracts are approved by a resolution of the Board.
     Sec. 4. EXECUTIVE COMMITTEE; OTHER COMMITTEES. The Board, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees, each of which shall have at least three members; and the executive committee or such other committee shall have such authority consistent with N.J.S.A. 14A:6-9, as may be provided in the resolution creating the committee.
     Sec. 5. REGULAR MEETINGS. Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.
     Sec. 6. SPECIAL MEETINGS. Special meetings of the Board may be called by the President on one day’s notice to each director. Such notice need not be in writing and need not specify the business to be transacted at such meeting.
     Sec. 7. PLACE OF MEETINGS; PLACE OF BOOKS AND RECORDS. The Board may hold its meetings at such places, inside or outside the State of New Jersey, as shall be determined from time to time by resolutions fixing the date of regular meetings or in the notices of special meetings. The books and records of the company may be kept at one or more of its offices within or without the State of New Jersey, or at any other place, as the Board may from time to time by resolution determine, except that the company shall keep at its registered office a record or records containing the names and addresses of all stockholders, the number of shares held by each and the dates when they respectively became the owners of record thereof.
     Sec. 8. ACTION WITHOUT MEETING. The Board of Directors may act without a meeting, if prior or subsequent to such action each member of the Board shall consent in writing to such action. Such written consent or consents shall be filed with the minutes of the company.
     Sec. 9. GENERAL POWERS OF DIRECTORS. The Board of Directors shall manage the business of the company, and, subject to the restrictions imposed by law, by the Certificate of Incorporation, or by these By-Laws, may exercise all the powers of the company.
     Sec. 10. COMPENSATION OF DIRECTORS. Directors shall not receive any stated salary for their services as directors. By resolution of the Board, a fixed fee and expenses of attendance may be allowed for attendance at each meeting of the Board of Directors or for otherwise rendering services as a director. Nothing herein contained shall be construed to preclude any director from serving the company in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
     Sec. 11. INDEMNIFICATION OF CORPORATE AGENTS. Any present or future director, officer, employee or agent of the company may be indemnified by the company to the fullest extent provided by N.J.S.A. 14A:3-5.
ARTICLE III
OFFICERS
     Sec. 1. PRESIDENT. The President shall be the chief executive officer of the company; he or she shall preside at all meetings of the stockholders, shall have general and active management of the business of the company, and shall see that all orders and resolutions of the Board are carried into effect. He shall execute bonds, mortgages and other contracts except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the company.
     Sec. 2. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his or her absence or refusal or neglect to do so, any such notice may be given by the President, by any person thereunto directed by the President or by the directors or stockholders upon whose request the meeting is called as provided in these By-Laws. He or she shall record all the proceedings of the meetings of the shareholders and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the company and shall affix the same to all instruments requiring it, when authorized by the directors or the President and attest to same. The Secretary may sign all certificates of stock, as provided in Article V, Section 1, of these By-Laws. The Assistant Secretary, if any, shall perform all duties of the Secretary in his or her absence.
     Sec. 3. TREASURER. The Treasurer shall keep all and accurate accounts of receipts and disbursements in books belonging to the company, and shall deposit all moneys and other valuable effects in the name and to the credit of the company in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the company as may be ordered by the Board or the President, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board, and whenever they may require it, account of all his transactions as Treasurer and of the financial condition of the company. He may sign all certificates of stock as provided in Article V, Section 1, of these By-Laws. He shall, unless otherwise determined by the directors, have charge of the original stock books, transfer books and stock ledgers and act as transfer agent in respect to the stock and securities of the company, and he shall perform all of the other duties incident to the office of Treasurer. The Assistant Treasurer, if any, shall perform all duties of the Treasurer in his or her absence.
     Sec. 4. ABSENCES. In the case of the absence of an officer of the company, or for any other reason that may seem sufficient to the Board, the Board of Directors may by resolution delegate his or her power and duties for the time being to any other officer or to any director.
     Sec. 5. OTHER OFFICERS. The Board may appoint such other officers as it shall deem necessary, who shall have such authority and shall perform such duties as, from time to time, may be prescribed by the Board or as provided by law.
     Sec. 6. REMOVAL OF OFFICERS. Any officer elected or appointed by the Board may be removed as set forth in Article II, Section 3, of these By-Laws. The duties of any officers of the company may be altered, either temporarily or permanently, by an amendment to these By-Laws or by resolution of the Board of Directors.
ARTICLE IV
RESIGNATIONS; FILLING OF VACANCIES
     Sec. 1. RESIGNATIONS. Any director, officer or member of a committee may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     Sec. 2. FILLING OF VACANCIES. If the office of any member of a committee or of any officer becomes vacant, the directors in office may appoint any qualified person to fill such vacancy. Vacancies in directorships shall be filled as set forth in Article II, Section 2, of these By-Laws.
ARTICLE V
CAPITAL STOCK
     Sec. 1. CERTIFICATES OF SHARES. The certificates for shares of the common stock, without par value, of the company shall be in such form not inconsistent with the Certificate of Incorporation, as shall be prepared or be approved by the Board of Directors. The certificates shall be signed by the President, and also by the Treasurer or by the Secretary.
     Sec. 2. TRANSFER OF SHARES. The shares of stock of the company shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the company by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.
     Sec. 3. FIXING RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express approval of or to dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board may fix by resolution, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than 60 days nor less than 10 days before the date of such meeting, or more than 60 days prior to any other action.
     Sec. 4. VOTING ON SHARES HELD IN OTHER COMPANIES. Unless otherwise provided by resolution of the Board of Directors, the President shall have full power and authority on behalf of the company to attend and to act and to vote at any meetings of stockholders of any corporation in which the company may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock, which, as the owner thereof, the company might have possessed and exercised if present. The Board of Directors by resolution, from time to time, may confer like powers upon any other person or persons.
     Sec. 5. PARTNERSHIPS. Unless otherwise provided by resolution of the Board of Directors, the President shall have full power and authority to act on behalf of the company in connection with any partnerships or joint ventures in which the company is a partner or venturer.
     Sec. 6. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the company, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the company a bond in such sum with such surety or sureties as it may direct as indemnity against any claim that may be made against the company with respect to the certificate alleged to have been lost or destroyed.
ARTICLE VI
MISCELLANEOUS PROVISIONS
     Sec. 1. PRINCIPAL AND REGISTERED OFFICE. The principal office of the company shall be located at 15 South Main Street, Marlboro, New Jersey 07746, and the registered office of the company in the State of New Jersey shall be located at 830 Bear Tavern Road, West Trenton, New Jersey 08628, and Corporation Service Company shall be the registered agent of the company in charge thereof. Nothing herein contained shall prevent the changing of the location of the said registered office and the naming of a new registered agent as provided by the laws of the State of New Jersey, and in the event of such change in accordance with the laws of the State of New Jersey, no amendment of this section shall be necessary.
     Sec. 2. WAIVER OF NOTICE. Any stockholder or director may waive any notice required to be given under these By-Laws.
     Sec. 3. FISCAL YEAR. The fiscal year of the company shall end on the thirty-first day of December each year.
ARTICLE VII
AMENDMENTS
     Sec. 1. AMENDMENT OF BY-LAWS. The directors of the company shall have full power to make By-Laws and to alter, modify and amend the By-Laws from time to time, however By-Laws made by the Board of Directors may be altered or repealed, and new By-Laws made, by the stockholders.
Dated: April ___, 2003